UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2025
INDIVIOR PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-37835	98-1204773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10710 Midlothian Turnpike, Suite 125 North Chesterfield, VA	23235
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 804-379-1040 not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.50 nominal value per share	INDV	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note: On October 27, 2025, the Registrant concluded its review of strategic alternatives and determined to optimize its Rest of World business. As a result, the Registrant is now able to estimate additional costs or expenses to exit this business and amends its prior disclosure dated August 26, 2025, including additional costs related to the discontinuation of sales and marketing of OPVEE. The Registrant also updates its prior estimates to reflect current information.

Item 2.05 Costs Associated with Exit or Disposal Activities.
The management team of Indivior PLC (“Indivior” or the “Company”), with oversight of the Company's Board of Directors, approved an enterprise-wide initiative – the Indivior Action Agenda – that started in the second quarter of 2025. The Indivior Action Agenda, as disclosed on July 31st, is a three-phased, multi-year operational roadmap intended to maximize the potential of Indivior’s business and make a positive difference in the lives of people living with opioid use disorder (“OUD”) while creating value for shareholders.
The Indivior Action Agenda contemplates that management, under the supervision of the Company’s Board of Directors, will develop and propose for approval and adoption, specific plans to execute that agenda. Phase I of the Indivior Action Agenda – Generate Momentum – is being implemented through the end of 2025 with a focus on the following key areas:
•Growing SUBLOCADE in the U.S. through the remainder of 2025 by improving commercial execution;
•Taking actions to simplify the organization by eliminating all non-essential activities; and,
•Determining the actions and investments necessary to accelerate long-acting injectable (LAI) penetration in the U.S. and to accelerate SUBLOCADE net revenue growth in 2026 and beyond.
In August, 2025, the Company adopted the first major initiative within Phase I the Indivior Action Agenda. These actions, which are designed to simplify the organization and drive transparency and accountability through the elimination of non-essential activities, included headcount reductions, closure of R&D facilities, and the discontinuation of sales and marketing support of OPVEE.
In October 2025, the Company initiated the optimization of the Rest of World (ROW) business with plans to exit several non-U.S. markets, including the U.K., Ireland, Sweden, Israel, Finland and Italy. The Company will continue to own and operate its Fine Chemicals Plant in Hull, U.K. and will also continue to sell product and maintain operations in Canada, Australia and France, and sell product in Germany. These countries collectively represent 77% of forecasted ROW net revenue and 94% of forecasted ROW adjusted EBITDA.

Taken together, the below actions are expected to help establish Indivior’s “go-forward” operating model that is expected to generate at least $150 million in annual operating expense savings beginning in 2026 and enable Indivior to enter Phase II of the Indivior Action Agenda – Accelerate. In Phase II, the Company expects to deliver immediate accretion to the bottom line and improved cash generation beginning in January 2026:

▪ Headcount Reductions: The Company expects pre-tax employee severance and related employee exit charges of approximately $33 to $37 million, of which $17 million was recognized in the third quarter of 2025. The majority of the remaining charges will be recognized in the fourth quarter of 2025 and first quarter of 2026.

▪ Real Estate Consolidations: The Company expects pre-tax cash and non-cash asset charges of approximately $15 to $21 million resulting from the consolidation and exit of certain real estate properties, including write-downs of leasehold improvements, fixed assets, and acceleration of leased property restoration costs. Expenses of $11 million were recognized in the third quarter of 2025, with the remaining charges expected to be incurred over the next twelve months.

▪ Asset Impairments: The Company expects pre-tax cash and non-cash asset charges of approximately $21 to $27 million resulting from the write-downs of intangible assets and inventory. Expenses of $21 million were recognized in the third quarter of 2025, with the remaining charges expected to be incurred over the next twelve months.

▪ Contract Termination and Related Costs: The Company expects pre-tax cash and non-cash asset charges of approximately $25 to $28 million resulting from the termination of certain contracts. Expenses of $16 million were recognized in the third quarter of 2025, with the remaining charges expected to be incurred over the next twelve months.

▪ Consulting, Legal, and Tax Planning: The Company has incurred, or expects to incur, pre-tax consulting, legal, and tax planning expenses of approximately $11 to $17 million, the majority of which are expected to be recognized in the fourth quarter of 2025.

As a result of this initial initiative related to Phase I, the Company expects to recognize a total of approximately $105 to $130 million of restructuring charges pre-tax. Of these, approximately $73 million to $92 million will be cash. In the third quarter, $65 million was recognized and was adjusted from non-GAAP earnings. The balance of the estimated charges are expected to be recognized over the next six to twelve months. These estimates are subject to a number of assumptions and actual expenses may differ materially from the estimates disclosed above. The Company also intends to exclude these future restructuring charges from its non-GAAP financial measures, consistent with its reporting practices.
In reliance upon Form 8-K Compliance and Disclosure Interpretation Question 109.02, the Company has delayed filing this Current Report on Form 8-K until affected employees were informed.
This Item 2.05 contains forward-looking statements with respect to the Company's expected cost and capital reduction initiatives, including with respect to the timing and amount of future cash and non-cash expenditures. Such statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including those associated with: changes in the assumptions used to estimate such costs; changes in the Company’s business, prospects and strategy; changes in the Company’s restructuring plans; changes in the timing and execution of the Company's cost and capital reduction initiatives; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K filed March 3, 2025, Quarterly Reports on Form 10-Q filed May 1, 2025, July 31, 2025, and October 30, 2025, and other filings with the SEC. All information herein reflects management's expectations as of the date hereof, unless an earlier date is specified. The Company does not undertake, and expressly disclaims, any duty to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indivior PLC

Date: October 30, 2025	By:	/s/ Ryan Preblick
Name: Ryan Preblick
Title: Chief Financial Officer